UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) February 8, 2005
                                                         ----------------


                                 MONROE BANCORP
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             (Exact Name of Registrant as Specified in Its Charter)

                                     INDIANA
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                 (State or Other Jurisdiction of Incorporation)

       000-31951                                         35-1594017
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(Commission File Number)                      (IRS Employer Identification No.)


     210 East Kirkwood Avenue
         Bloomington, IN                                        47408
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(Address of Principal Executive Offices)                      (Zip Code)

                                 (812) 336-0201
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement

               On February 8, 2005, the Company's Executive Committee voted to terminate the Company's 1999 Directors' Stock Option Plan of Monroe Bancorp, effective December 31, 2004. As a result of such termination, no further options may be granted under the Directors' Plan. Stock options granted under the Directors' Plan prior to January 1, 2005 which have not been exercised, otherwise been forfeited, or expired shall remain outstanding in accordance with their respective terms and conditions until they are exercised or otherwise forfeited or expire.

               The Directors' Plan, if it had not been terminated, would have expired by its terms on December 31, 2009. Options granted prior to that date would have remained in effect in accordance with their terms.

               The Directors' Plan provided for the grant of nonqualified stock options to those individuals who served as directors of the Company. A total of 153,000 shares of common stock of the Company had been reserved for issuance under the Directors' Plan. The Company will continue to reserve for issuance 40,000 shares under the Directors' Plan to cover the options which will continue to remain outstanding.

               Each member of the Board of Directors of the Company was covered by the Directors' Plan. Individuals who were directors as of January 1, 1999 were each granted an option to acquire 5,000 shares of the Company's common stock. Individuals elected to serve as directors after January 1, 1999 who had not been granted an option under the Directors' Plan were also eligible to receive grants to acquire 5,000 shares of Company's common stock, subject to the overall limits on the number of shares which could be issued under the Plan, at the discretion of the Board.

               The option price per share of common stock was determined by the Executive Committee of the Board of Directors; however, the per share option price could not be less than the fair market value of one share of common stock of the Company on the date the stock option was granted. All outstanding options under the Director's Plan were fully vested as of the date of termination of the Plan.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  February 14, 2005

                                             MONROE BANCORP



                                             /s/ Mark D. Bradford
                                             ----------------------------------
                                             Mark D. Bradford
                                             President, Chief Executive Officer